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                                                                    Exhibit 5.1







                                 _________, 2000




Board of Directors
AVX Corporation
801 17th Avenue South
Myrtle Beach, South Carolina 29577

         Re: AVX Corporation/6,000,000 Shares of Common Stock

Dear Sirs:

         We are acting as counsel to AVX Corporation, a Delaware corporation (the "Company"), in connection with the preparation, execution, filing and processing with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), of a
Registration Statement (No. 333-      ) on Form S-3 (as amended through the date
hereof, the "Registration Statement"). This opinion is furnished to you for filing with the Commission pursuant to Item 601(b)(5) of Regulation S-K promulgated under the Act.

         The Registration Statement covers resales by a selling stockholder listed in the Registration Statement (the "Selling Stockholder") of certain shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), to the public pursuant to a Purchase Agreement by and between the Company, the Selling Stockholder, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Morgan Stanley Dean Witter & Co. and Salomon Smith Barney Inc. as representatives of the underwriters (the "Purchase Agreement").

         In our representation of the Company, we have examined (1) the Registration Statement, (2) the Company's Certificate of Incorporation and Bylaws, as amended to date, (3) all actions of the Company's Board of Directors recorded in the Company's minute book, (4) the form of certificate for the Company's Common Stock, (5) the form of Purchase Agreement filed as Exhibit 1.1 to the Registration Statement and such other documents as we have considered necessary for purposes of rendering the opinions expressed below.

         Based upon the foregoing, we are of the opinion that the 6,000,000 shares of Common Stock issued by the Company to the Selling Stockholder and included in the Registration Statement have been duly authorized and validly issued and are fully paid and non-assessable.

         The opinions expressed herein are limited to the laws of the General Corporation Law of the State of Delaware and the Act.



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Board of Directors
AVX Corporation
____________, 2000
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         We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the heading "Legal Matters" in related prospectuses. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


                                          Very truly yours,